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                                                                  EXHIBIT G-21.1


                               CenterPoint Energy
                               Equity Percentages
                               December 31, 2002

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
                                                                   HOUSTON            TEXAS
(Millions)                      CONSOLIDATED       RESOURCES       ELECTRIC           GENCO
                                ------------     ------------    ------------     ------------
METHOD 1

Capitalization:
Common Equity                   $    1,422.0     $    2,042.4    $    2,324.0     $    2,824.0
Trust Preferred                        706.1              0.5              --               --
Debt                                10,351.6          2,401.5         3,791.4            105.2
Minority Interest                         --               --              --               --
                                ------------     ------------    ------------     ------------
Total Capitalization                12,479.7          4,444.4         6,115.4          2,929.2
Less: Securitized Debt                (735.8)              --          (735.8)              --
                                ------------     ------------    ------------     ------------
Adjusted Capitalization         $   11,743.9     $    4,444.4    $    5,379.6     $    2,929.2
                                ============     ============    ============     ============

TOTAL COMMON EQUITY/CAPITAL             12.1%            46.0%           43.2%            96.4%


METHOD 2

Capitalization:
Common Equity                   $    1,422.0     $    2,042.4    $    2,324.0     $    2,824.0
Trust Preferred                        706.1              0.5              --               --
Debt                                10,351.6          2,401.5         3,791.4            105.2
Minority Interest                         --               --              --               --
                                ------------     ------------    ------------     ------------
Total Capitalization            $   12,479.7     $    4,444.4    $    6,115.4     $    2,929.2
                                ============     ============    ============     ============

TOTAL COMMON EQUITY/CAPITAL             11.4%            46.0%           38.0%            96.4%
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